EX-99.5

ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE. ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO THE CONTRACT OWNER WITHIN A REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THIS CONTRACT. IF FOR ANY REASON THE CONTRACT OWNER IS NOT SATISFIED, THE CONTRACT MAY BE RETURNED TO THE COMPANY OR PRODUCER WITHIN 20 DAYS AFTER DELIVERY, AND THE CONTRACT VALUE WILL BE RETURNED.
VDA 106 V5373 01/02
Perspective Focus
Fixed and Variable Annuity Application (VA260)
FOR MAILING ADDRESS, SEE BACK PAGE.
OWNER'S NAME SSN/TIN (include dashes)
Address (number and street) City, State, ZIP
Date of Birth (mm/dd/yyyy) Age Sex U.S. Citizen Phone No. (include area code) E-Mail Address
___ M ___ F ___ Yes ___ No
JOINT OWNER'S NAME (Proceeds will be distributed in accordance with the contract on the first SSN/TIN (include dashes) death of either Owner. Spousal Joint Owner may continue the contract.)
Address (number and street) City, State, ZIP
Date of Birth (mm/dd/yyyy) Age Sex U.S. Citizen Phone No. (include area code) E-Mail Address
___ M ___ F ___ Yes ___ No
ANNUITANT'S NAME (if other than Owner) SSN (include dashes)
Address (number and street) City, State, ZIP
Date of Birth (mm/dd/yyyy) Age Sex U.S. Citizen Phone No. (include area code) E-Mail Address
___ M ___ F ___ Yes ___ No
JOINT ANNUITANT'S NAME SSN (include dashes)
Date of Birth (mm/dd/yyyy) Age Sex U.S. Citizen Phone No. (include area code)
___ M ___ F ___ Yes ___ No
1. REGISTRATION INFORMATION
2. BENEFICIARY DESIGNATION
For additional beneficiaries, please attach names, percentage, and required information on a separate sheet (must equal 100% for each beneficiary type). Name Relationship to Owner SSN/TIN (include dashes) Percentage (%)
Primary Address (number and street) City, State, ZIP
___ Primary
Name Relationship to Owner SSN/TIN (include dashes) Percentage (%)
___ Contingent Address (number and street) City, State, ZIP
3. ANNUITY TYPE 4. TRANSFER INFORMATION
___ Non-Tax Qualified ___ IRA-Individual* ___ IRC 1035 Exchange
___ 401(k) Qualified Savings Plan ___ IRA-Custodial* ___ Direct Transfer
___ HR-10 (Keogh) Plan ___ IRA-Roth* ___ Direct Rollover
___ 403(b) TSA (Direct Transfer Only) *Tax Contribution
Year____________
___ Non-Direct Rollover ___
Other_______________________ ___ IRA-SEP ___ Roth Conversion
5. REPLACEMENT
Are you replacing an existing life insurance policy or annuity contract? ___ Yes ___ No If "Yes," please complete this section.
Company Name(s) Contract No.(s) Anticipated Transfer Amount
Home Office: 1 Corporate Way
Lansing, MI 48951
www.jnl.com USE DARK INK ONLY
$
VDA 106 V5373 01/02
6. INITIAL PREMIUM 7. INCOME DATE
Amount of premium with application: $_________________. Please specify date (mm/dd/yyyy)___________________.
MAKE ALL CHECKS PAYABLE TO JACKSON NATIONAL LIFE INSURANCE COMPANY(REGISTERED).
8. CAPITAL PROTECTION PROGRAM
___ Yes ___ No If "No," please proceed to Section 9.
Which Fixed Account Option do you wish to select for the Capital Protection Program (only select one)?
___ 1-year ___ 3-year
Now that you have selected a Fixed Account Option for the Capital Protection Program, indicate how you would like the balance of your initial premium allocated in the Premium Allocation Section below. If Income Date is not specified, age 90 (age 70 1/2 for Qualified Plans) of the Owner will be used.
9. PREMIUM ALLOCATION WHOLE PERCENTAGES ONLY--TOTAL ALLOCATION MUST EQUAL 100% PORTFOLIOS
AIM/JNL(R) Large Cap Growth _____________%
AIM/JNL Small Cap Growth _____________%
AIM/JNL Value II _____________%
Alger/JNL Growth _____________%
Alliance Capital/JNL Growth _____________%
Eagle /JNL Core Equity _____________%
Eagle/JNL SmallCap Equity _____________%
First Trust/JNL The DowSM Target 10 _____________%
J.P. Morgan/JNL Enhanced S&P 500(R)Stock Index _____________%
Janus/JNL Aggressive Growth _____________%
Janus/JNL Balanced _____________%
Janus/JNL Capital Growth _____________%
Lazard/JNL Mid Cap Value _____________%
Lazard/JNL Small Cap Value _____________%
Mellon Capital Management/JNL Bond Index _____________%
Mellon Capital
Management/JNL International Index _____________%
Mellon Capital Management/JNL S&P 400 Mid Cap Index _____________%
Mellon Capital Management/JNL S&P 500 Index _____________%
Mellon Capital Management/JNL Small Cap Index _____________%
Oppenheimer/JNL Global Growth _____________%
Oppenheimer/JNL Growth _____________%
PIMCO/JNL Total Return Bond _____________%
PPM America/JNL Balanced _____________%
PPM America/JNL High Yield Bond _____________%
PPM America/JNL Money Market _____________%
Putnam/JNL Growth _____________%
Putnam/JNL International Equity _____________%
Putnam/JNL Midcap Growth _____________%
Putnam/JNL Value Equity _____________%
Salomon Brothers/JNL
Global Bond _____________%
Salomon Brothers/JNL U.S. Government & Quality Bond _____________%
T. Rowe Price/JNL Established Growth _____________%
T. Rowe Price/JNL Mid-Cap Growth _____________%
T. Rowe Price/JNL Value _____________%
NOTE: Unless you otherwise instruct the Company, subsequent premiums will be allocated to the Portfolios and Fixed Account Options as indicated above. S&P(R)/JNL Core Index 100 ___________%
S&P/JNL Core Index 75 ___________%
S&P/JNL Core Index 50 ___________%
S&P/JNL Conservative Growth I ___________%
S&P/JNL Moderate Growth I ___________%
S&P/JNL Aggressive Growth I ___________%
S&P/JNL Equity Growth I ___________%
S&P/JNL Equity Aggressive Growth I ___________%
S&P/JNL Very Aggressive Growth I ___________%
FIXED ACCOUNT OPTIONS
1-year ___________%
3-year ___________%
DCA+
6-month ___________%
12-month ___________%
IF DCA+ IS SELECTED, YOU MUST ATTACH THE SYSTEMATIC INVESTMENT FORM
(V5375).
DCA+ provides an automatic monthly transfer to the selected Portfolios so the entire amount invested in this program, plus earnings, will be transferred by the end of the DCA+ Term selected. ALL PREMIUM ALLOCATION OPTIONS MAY NOT BE AVAILABLE IN ALL STATES.
VDA 106 V5373 01/02
A. ___ EarningsMaxSM (Earnings Protection Benefit)
B. ___ Guaranteed Minimum
Income Benefit
C. ___ Contract Enhancement Option - 2% of first-year premium
NOTE: ADDITIONAL CHARGES WILL APPLY. PLEASE SEE PROSPECTUS FOR DETAILS.
If no Optional Death Benefit is selected, your beneficiary(ies) will receive the standard death benefit. Please see prospectus for details.
May select only one:
___ 5% Compounded Death Benefit
___ Maximum Anniversary Value Death Benefit
___ Combination Death Benefit
NOTE: ADDITIONAL CHARGES WILL APPLY. PLEASE SEE PROSPECTUS FOR DETAILS.
I (We) authorize Jackson National Life(Registered) (JNL) to accept fund transfers/allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Financial Representative (subject to JNL's then-current administrative procedures) unless I (we) check the "No" box below. JNL has procedures designed to provide reasonable assurances that telephone/ electronic authorizations are genuine. If JNL fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that JNL, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, notwithstanding subsequent allegations of error or mistake in connection with any such transaction instruction. ___ NO, I (WE) DO NOT AUTHORIZE THESE
TYPES OF TRANSFERS.
10. TELEPHONE/ELECTRONIC TRANSFERS AUTHORIZATION
11. OPTIONAL DEATH BENEFITS ALL OPTIONAL DEATH BENEFITS MAY NOT BE AVAILABLE IN ALL STATES AND ONCE SELECTED CANNOT BE CHANGED.
12. OPTIONAL BENEFITS ALL OPTIONAL BENEFITS MAY NOT BE AVAILABLE IN ALL STATES AND ONCE SELECTED CANNOT BE CHANGED.
ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, OKLAHOMA, PENNSYLVANIA, AND TENNESSEE RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. In COLORADO, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
FLORIDA RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.
1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. I (WE) UNDERSTAND THAT ANNUITY BENEFITS AND SURRENDER VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A PORTFOLIO IN THE SEPARATE ACCOUNT OF JNL ARE VARIABLE AND MAY BE INCREASED OR DECREASED, AND THE DOLLAR AMOUNTS ARE NOT GUARANTEED.
4. I (We) have been given a current prospectus for this variable annuity for each available Portfolio listed above. 5. The contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.
7. I (WE) UNDERSTAND THAT ALLOCATIONS TO THE FIXED ACCOUNT OPTIONS ARE SUBJECT TO AN ADJUSTMENT IF WITHDRAWN OR TRANSFERRED PRIOR TO THE END OF THE APPLICABLE PERIOD, WHICH MAY REDUCE AMOUNTS WITHDRAWN OR TRANSFERRED.
13. IMPORTANT -- PLEASE READ CAREFULLY.
Owner's Signature Annuitant's Signature (if other than Owner)
Joint Owner's Signature Joint Annuitant's Signature (if other than Owner)
State in which application was signed Date Signed (mm/dd/yyyy)
14. SIGNATURES
15. FINANCIAL REPRESENTATIVE STATEMENT (MUST CHECK APPROPRIATE BOX)
I have complied with requirements for disclosures and/or replacements as necessary. I certify that I am authorized and qualified to discuss the contract herein applied for, and that this transaction is appropriate and in the Owner's best interest. To the best of my knowledge and belief, this application
___ will ___ will not replace any life insurance or annuities.
Please provide a State Replacement form where required.
Financial Representative's Full Name (please print) Phone No. (include area code)
Financial Representative's Signature ID No. (Florida only)
Date Signed (mm/dd/yyyy)
Address (number and street) City, State, ZIP
E-Mail Address Contact your home office for program information.
___ Option A ___ Option B
Broker/Dealer Name and No. JNL Financial Representative No.
IF PURCHASING THIS PRODUCT AT A BANK OR FINANCIAL INSTITUTION, PLEASE NOTE THE
FOLLOWING:
VDA 106 V5373 01/02
FOR CONTRACTS PURCHASED THROUGH A BROKER/DEALER,
SEND TO: JACKSON NATIONAL LIFE SERVICE CENTER FOR QUESTIONS OR ASSISTANCE, PLEASE CALL
800/766-4683 (7:00 a.m. to 6:00 p.m. MT).
E-MAIL contactus@jnli.com
FOR QUESTIONS OR ASSISTANCE, PLEASE CALL
800/777-7779 (8:00 a.m. to 8:00 p.m. ET).
E-MAIL contactus@jnli.com
Regular Mail
P.O. Box 378002
Denver, CO 80237-8002
Overnight Mail
8055 E. Tufts Avenue, 2nd Floor
Denver, CO 80237
Regular Mail
P.O. Box 30386
Lansing, MI 48909
Overnight Mail
1 Corporate Way
Lansing, MI 48951
FOR CONTRACTS PURCHASED THROUGH A BANK OR FINANCIAL
INSTITUTION, SEND TO: IMG Service Center
MAILING ADDRESS FOR APPLICATION, PREMIUM AND TRANSFER PAPERWORK.
FDIC BANK
o Not FDIC/NCUA insured
o Not Bank/CU guaranteed
o May lose value
o Not a deposit
o Not insured by any federal agency